Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements (File No. 33-27949, File No. 33-62773 and File No. 333-143322) on Forms S-8, (File No. 333-157464, File No. 333-176982 and File No. 333-183266) on Forms S-3, and on Form S3-D (File No. 333-178694) of our reports, dated March 18, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting of MidSouth Bancorp, Inc., included in and incorporated by reference in MidSouth Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

Atlanta, Georgia
March 18, 2013